UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2013
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Labelle, St-Jerome Quebec, Canada	J7Z 5L2
(Address of principal executive offices)	(Zip Code)

(855) 492-5245
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors (the "Board") of Technologies Scan Corp., a Nevada corporation (the "Company"), approved the appointment of Michael Lebeuf as the Vice President of Legal Affairs and Corporate Development of the Company effective September 5, 2013.

Biography

During the past twelve years, Mr. Lebeuf has been engaged in the practice of law in the Province of Quebec, Canada. Mr. Lebeuf's practice has focused on securities, particularly in the area of natural resources, institutional financing, corporate finance, as well as public and private mergers and acquisitions. He has represented public corporations, securities brokers, purchasers, sellers, bankers and financial advisors. Mr. Lebeuf has also provided strategic advice with respect to access to public capital markets and securities matters, including structured products and acted as counsel to international dealers in several offerings in the Eurobond international debt market. He has also represented public and private corporations in various mergers and acquisitions and acted for issuers and underwriters in the context of public offerings and private placements in Canada, Europe, South America and North Africa.

Over the past two years, Mr. Lebeuf has been involved in many mining projects in Africa (Congo ROC and DRC, Ethiopia and Angola), and is regularly contacted by mining promoters, mining companies and investment banking firms wanting to structure mining projects in these countries. Mr. Lebeuf has expertise in corporate reorganizations, public and private divestitures, and institutional financing and regularly provides counsel to financial institutions regarding security requirements and the drafting of documents pertaining to enforcement proceedings.

As of the date of this Current Report, Mr. Lebeuf is the founder and a partner at Briere & Lebeuf Inc. in Montreal, Canada, Leval, Canada and Marseille, France. His area of practice is focused on business law, securities law, corporate finance, mining law, natural resources, commercial law, commercial lending, mergers and acquisitions and real estate. He is also currently the vice president of legal affairs and business development at Global Water Asset located in Montreal, Canada. Global Water Asset Corp. is a publicly traded company dedicated to the acquisition and development of strategically positioned spring water resources in Canada with a current focus on the province of Quebec. From approximately 2010 through 2013, Mr.Lebeuf was a lawyer at De Grandpre Chait in Montreal, Canada, where he specialized in business law and securities. From approximately 2005 through 2010, Mr. Lebeuf was a lawyer at Langlois Kronstrom Desjardins in Montreal, Canada, where he specialized in natural resources, corporate law and securities. From approximately 2003 through 2005, Mr. Lebeuf was international legal counsel at Landwell & Associes (PWC Legal) where he focused on capital markets, banking and finance and corporate law. From approximately 2000 through 2003, Mr. Lebeuf was international legal counsel at Gide Loyrette Nouel AARPI where he specialized in capital markets and banking and finance.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: September 9, 2013	By:	/s/ Patrick Aube
	Name:	Patrick Aube
	Title:	President